UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2015

CARDAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181719	45-4484428
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (808) 457-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective December 30, 2015, the Company completed its previously-announced merger (the “Merger”) with Cardax Pharmaceuticals, Inc., a Delaware corporation (“Holding”), pursuant to the Amended and Restated Agreement and Plan of Merger dated as of November 24, 2015 (the “Merger Agreement”). At closing, Holdings merged with and into the Company, with the Company surviving the Merger.

Pursuant to the Merger Agreement, there was not any cash consideration exchanged in the Merger. Upon the closing of the Merger, the stockholders of Holdings received an aggregate number of shares and warrants to purchase shares of Company common stock equal to the aggregate number of shares of Company common stock that were held by Holdings on the date of the closing of the Merger. The Company’s restricted shares of common stock held by Holdings were cancelled upon the closing of the Merger. Accordingly, there was not any change to the Company’s fully diluted capitalization due to the Merger.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and are qualified in its entirety by reference to the description of the Merger Agreement and the Merger previously reported in the Current Report on Form 8-K filed by the Company on November 24, 2015 under Item 1.01, Entry into a Material Definitive Agreement, which descriptions are incorporated herein by reference, and by the Merger Agreement itself, which is incorporated herein by reference as Exhibit 2.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of November 24, 2015, by and between Cardax Pharmaceuticals, Inc. and Cardax, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2015

CARDAX, INC.

By:	/s/ David G. Watumull
David G. Watumull
Chief Executive Officer